EXHIBIT 99.1

ENGlobal Reports Fourth Quarter and Fiscal Year 2014 Results

HOUSTON, March 12, 2015 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG), a leading provider of engineering and automation services, today announced its financial results for the fourth quarter and fiscal year ended December 27, 2014.

2014 Fourth Quarter Highlights for Continuing Operations as compared to 2013 Fourth Quarter results:

  Revenue of $26.9 million, a 6.3% increase
  Gross profit margin of 20.4%, an increase of 140 basis points
  Net income of $0.8 million, an increase in net income of $0.4 million
  Earnings of $0.03 per diluted share, an increase from $0.02 per diluted share

On a comparable basis, revenue from the continuing businesses increased to $26.9 million or a 6.3% increase from $25.3 million in the fourth quarter of 2013. ENGlobal reported net income from continuing operations of $0.8 million, or $0.03 per diluted share, for the quarter ended December 27, 2014, compared to income of $0.4 million, or $0.02 per diluted share, for the quarter ended December 28, 2013. During the quarter ended December 27, 2014, the company incurred non-cash expenses for depreciation, amortization and stock compensation of $0.6 million as compared to $0.7 million for the comparable period in 2013.

2014 Fiscal Year Highlights for Continuing Operations as compared to 2013 Fiscal Year results:

  Revenue of $107.9 million, a 21.1% increase
  Gross profit margin of 21.7%, an increase of 530 basis points
  Net income of $6.0 million, an increase from a net loss of $2.3 million
  Earnings of $0.22 per diluted share, an increase from a loss of $0.08 per diluted share

On a comparable basis, revenue from the continuing businesses increased to $107.9 million for the fiscal year ended December 27, 2014, or a 21.1% increase from $89.1 million for the fiscal year ended December 28, 2013. The sale of the Gulf Coast EPCM business in August of 2013 had contributed $79.8 million of revenues for the year ended December 28, 2013. ENGlobal reported net income from continuing operations of $6.0 million, or $0.22 per diluted share, for the fiscal year ended December 27, 2014, compared to a loss of $2.3 million from continuing operations, or a loss of $0.08 per diluted share, for the fiscal year ended December 28, 2013. During the fiscal year ended December 27, 2014, the company incurred non-cash expenses for depreciation, amortization and stock compensation of $2.7 million as compared to $2.2 million for the comparable period in 2013.

Management's Assessment

Mark Hess, ENGlobal's Chief Financial Officer, said: "We are proud to have exceeded our financial targets for 2014, which was driven by an increase in margins, consistent project execution, as well as internal growth. We maintained a substantial cash balance and had no borrowings from our working capital lines during 2014. We also successfully replaced our credit facility with a similar three-year facility that will help provide the working capital needed to further our growth."

William Coskey, P.E., Chairman and Chief Executive Officer of ENGlobal added: "I would like to sincerely congratulate the outstanding men and women of ENGlobal for their contributions toward a successful 2014. We will not be immune to some industry headwinds during 2015, but are currently encouraged by the continued level of spending by our largely midstream and downstream clientele. Having regained our footing once again, we now expect to explore acquisition opportunities for external growth."

The following table illustrates the composition of the company's revenue and profitability for its operations for the fiscal years ended December 27, 2014 and December 28, 2013:

	Year Ended				Year Ended
(in thousands)	December 27, 2014				December 28, 2013
		% of	Gross	Operating		% of	Gross	Operating
	Total	Total	Profit	Profit	Total	Total	Profit	Profit
Segment	Revenue	Revenue	Margin	Margin	Revenue	Revenue	Margin	Margin

Engineering & Construction	$ 50,437	46.7%	16.3%	8.7%	$ 43,901	26.0%	13.9%	3.3%
Automation	57,463	53.3%	26.6%	21.6%	45,223	26.8%	19.4%	12.9%
Operations sold	—	—	—	—	79,839	47.2%	8.3%	4.8%
Consolidated	$ 107,900	100.0%	21.7%	6.4%	$ 168,963	100.0%	12.6%	(0.5)%

The following table illustrates the composition of the company's revenue and profitability for its operations for the quarters ended December 27, 2014 and December 28, 2013:

	Quarter Ended				Quarter Ended
(in thousands)	December 27, 2014				December 28, 2013
		% of	Gross	Operating		% of	Gross	Operating
Segment	Total	Total	Profit	Profit	Total	Total	Profit	Profit
	Revenue	Revenue	Margin	Margin	Revenue	Revenue	Margin	Margin

Engineering & Construction	$ 12,695	47.2%	15.2%	7.7%	$ 11,441	45.3%	15.1%	2.7%
Automation	14,211	52.8%	25.1%	20.2%	13,813	54.7%	23.3%	18.8%
Consolidated	$ 26,906	100.0%	20.4%	4.8%	$ 25,254	100.0%	19.0%	1.4%

The following are certain key operating statistics for the last four quarters. Because the company has undergone significant change, this information may be helpful in analyzing our ongoing business (in thousands):

	2014				Fiscal Year
	Q1	Q2	Q3	Q4	2014
Revenue	$ 26,898	$ 27,170	$ 26,927	$ 26,905	$ 107,900
Gross Profit	6,084	5,790	6,083	5,491	23,448
Gross Profit Percentage	22.6%	21.3%	22.6%	20.4%	21.7%
General & Administrative Expenses	4,119	4,246	4,000	4,203	16,568
Operating Income	1,965	1,544	2,083	1,288	6,880

The following table presents certain balance sheet items as of December 27, 2014 and December 28, 2013:

(in thousands)	As of December 27, 2014	As of December 28, 2013
Cash	$ 6,213	$ 3,955
Working capital	19,440	13,575
Credit facility balance	—	—

The Company's Annual Report on Form 10-K for the year ended December 27, 2014 is expected to be filed with the Securities and Exchange Commission today reflecting these results.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of distributed control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within the Engineering segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the effect of economic downturns and depressed oil prices; (2) our ability to execute to our internal performance plans such as our post-divestiture outlook, productivity improvement and cost containment initiatives; (3) our ability to attract and retain key professional personnel; (4) our ability to retain existing customers and attract new customers; (5) our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner; (6) our ability to identify, consummate and integrate potential acquisitions; (7) our reliance on third-party subcontractors and equipment manufacturers; (8) our ability to sustain profitability and positive cash flow from operations; (9) our ability to comply with the terms under our new credit facility; (10) operational and political risks in Russia and Kazakhstan along the Caspian Sea; (11) the effect of changes in the prices of oil and natural gas; (12) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations; and (13) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Mark A. Hess
         (281) 878-1040
         ir@ENGlobal.com